EXHIBIT 8.1

ORRICK RAMBAUD MARTEL
SOCIETE D’AVOCATS
31, AVENUE PIERRE 1er DE SERBIE
75782 PARIS CEDEX 16
FRANCE
tél +33 (0) 1 53 53 75 00
fax +33 (0) 1 53 53 75 01
WWW.ORRICK.COM

Anne-Sophie Kerfant
+33 1 5353 7530
akerfant@orrick.com

January 5, 2015

Advanced Accelerator Applications
20 rue Diesel

01630 Saint-Genis-Pouilly

France

Ladies and Gentlemen:

We have acted as French tax counsel to Advanced Accelerator Applications, a société anonyme incorporated in the French Republic (“AAA”), in connection with the filing of the Form F-1 with the US Securities and Exchange Commission (as amended to the date hereof, the “Registration Statement”) relating to the contemplated issuance and sale of American Depositary Shares (“ADSs”) representing ordinary shares (the “Ordinary Shares”) of AA, nominal value of 0.10 € per share. You have requested our opinion as to French income tax matters relating to the acquisition, ownership and disposition of the ADSs and underlying Ordinary Shares. All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the Registration Statement.

In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in the Registration Statement filed with the US Securities and Exchange Commission relating to the issuance and sale of the ADSs and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. Our opinion is conditioned on the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above. We have no reason to believe that such facts, information, covenants and representations are not true, but have not attempted to verify them independently and expressly disclaim an opinion as to their validity and accuracy.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

The opinion expressed in this letter is based on the provisions of the French Tax Code (Code général des impôts), as amended, final administrative regulations and interpretations thereof (administrative commentaries binding on the French tax authorities pursuant to section L. 80 A of the French Code of Fiscal Procedures (Livre des procédures fiscales) published in the Bulletin Officiel des Finances Publiques-Impôts _BOFIP ) promulgated thereunder, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis). No ruling

Membre du groupement transnational avec Orrick, Herrington & Sutcliffe, Solicitors of the Supreme Court of England and Wales depuis le 1er janvier 2006.
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BERLIN BRUXELLES DÜSSELDORF FRANCFORT HONG KONG LONDRES LOS ANGELES MILAN MOSCOU MUNICH NEW YORK ORANGE COUNTY PARIS PEKIN PORTLAND ROME SACRAMENTO SAN FRANCISCO SEATTLE SHANGHAI SILICON VALLEY TAIPEI TOKYO WASHINGTON DC

Advanced Accelerator Applications

January 5, 2015

from the French tax authorities has been or will be sought on any issues related to the acquisition, ownership or disposition of the ADSs, and there can be no assurance that the French tax authorities will not take a contrary view. Although our opinion expressed in this letter represents our best judgment as to the matters addressed, our opinion has no binding effect on the French tax authorities or the courts.

Based upon and subject to the foregoing, and subject to the qualifications set forth herein, the discussion under the heading “Taxation — French Tax Consequences” contained in the Registration Statement, insofar as it relates to statements of French tax law and legal conclusions, constitutes our opinion regarding such matters as of the date hereof.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether French or foreign, relating to AAA or the ADSs or of any transactions related to or undertaken in connection with the issuance and sale of the ADSs. We are furnishing this opinion to you solely in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of and references to our name under the captions “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the US Securities and Exchange Commission promulgated thereunder (collectively, the “Securities Act”), nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

/s/ Orrick Rambaud Martel

Orrick Rambaud Martel
ASK